Exhibit 99.1

For Immediate Release

Contacts: News Media Dallas Lawrence 310-252-6397 press@mattel.com	Securities Analysts Drew Vollero 310-252-2703 drew.vollero@mattel.com

Mattel Reports Fourth Quarter And Full Year 2013 Financial Results;

Declares Quarterly Dividend

World’s Largest Toy Company Reports Fourth Consecutive Year of Growth Despite Challenging Quarter at Retail

Fourth Quarter Highlights

•	Worldwide net sales down 6% from the prior year;

•	North American[1] gross sales down 10% and International gross sales were flat to last year;

•	Worldwide gross sales for core brands: Barbie® down 13%; Hot Wheels® down 8%; Fisher-Price® down 13% and American Girl® up 3%;

•

Gross margin increased 20 basis points of net sales; SG&A decreased 730 basis points of net sales; SG&A decreased 120 basis points of net sales versus prior year adjusted SG&A, excluding a litigation charge of $137.8 million;

•

Operating income was $479.3 million compared to operating income of $373.5 million in the fourth quarter of 2012, and adjusted operating income of $511.3 million in the fourth quarter of 2012, excluding the litigation charge; and

•	Earnings per share of $1.07; prior year earnings per share of $0.87, and prior year adjusted earnings per share of $1.12, excluding the litigation charge.

Full Year Highlights

•	Worldwide net sales up 1% from the prior year;

•	North American gross sales down 2% and International gross sales up 5%;

•	Worldwide gross sales for core brands: Barbie down 6%; Hot Wheels down 4%; Fisher-Price down 6%; and American Girl up 11%;

•

Gross margin increased 50 basis points of net sales; SG&A decreased 190 basis points of net sales; SG&A increased 20 basis points of net sales versus prior year adjusted SG&A, excluding the litigation charge;

•

Operating income was $1.17 billion compared to operating income of $1.02 billion for the full year 2012, and adjusted operating income of $1.16 billion for the full year of 2012, excluding the litigation charge; and

•	Earnings per share of $2.58; prior year earnings per share of $2.22, and prior year adjusted earnings per share of $2.47, excluding the litigation charge.

Capital Deployment

•	Board declared 2014 first quarter cash dividend of $0.38 per share, reflecting an annualized dividend of $1.52 per share, which represents a 6% increase to last year’s total dividends; and

•

For the 2013 fourth quarter, the Company repurchased 2.0 million shares of its common stock at a cost of approximately $83 million, and for the year, the Company repurchased 11.0 million shares of its common stock at a cost of approximately $469 million.

EL SEGUNDO, Calif., January 31, 2014 – Mattel, Inc. (Nasdaq: MAT) today reported 2013 fourth quarter and full year financial results. For the fourth quarter, the Company reported net income of $369.2 million, or $1.07 per share, compared to last year’s fourth quarter net income of $306.5 million, or $0.87 per share, and last year’s fourth quarter adjusted net income of $393.6 million, or adjusted earnings per share of $1.12, excluding the impact of the litigation charge discussed below. For the year, the Company reported net income of $903.9 million, or $2.58 per share, compared to last year’s net income of $776.5 million, or $2.22 per share, and last year’s adjusted net income of $863.6 million, or adjusted earnings per share of $2.47, excluding the impact of the litigation charge.

[1]	Consists of the North America Division (U.S. & Canada) and American Girl

Mattel Reports Fourth Quarter and Full Year 2013 Financial Results, Page 2

“By every account, 2013 was a challenging and transformative year at retail,” said Bryan G. Stockton, Mattel Chairman and Chief Executive Officer. “Overall, the global toy industry held up pretty well, but we did not meet our growth expectations for the fourth quarter, or the full year, mainly driven by weakness in the U.S. market. That said, Mattel did deliver a fourth consecutive year of sales and earnings growth. We saw global strength in our girls portfolio, expanded gross margins, returned nearly $1 billion to our shareholders and continued to invest in emerging markets like China and Russia, which experienced significant growth. Looking ahead, Mattel enters 2014 with the strongest global portfolio of brands, countries and customers in the toy industry. We must now effectively execute against our strategy to grow the business and deliver superior shareholder value.”

Financial Overview

For the fourth quarter, net sales were $2.11 billion, a 6% decrease from $2.26 billion last year, with no impact from changes in currency exchange rates. On a regional basis, fourth quarter gross sales were down 10% in the North American Region, which consists of the U.S., Canada and American Girl, with no impact from changes in currency exchange rates. For the International Region, gross sales were flat to last year, including an unfavorable impact from changes in currency exchange rates of 1 percentage point. Operating income for the quarter was $479.3 million, or 22.7% of net sales. The prior year’s operating income for the quarter was $373.5 million and adjusted operating income was $511.3 million, excluding the impact of the litigation charge.

For the year, net sales were $6.48 billion, a 1% increase from $6.42 billion last year, including an unfavorable impact from changes in currency exchange rates of 1 percentage point. On a regional basis, full year gross sales were down 2% in the North American Region, with no impact from changes in currency exchange rates. For the International Region, gross sales were up 5%, including an unfavorable impact from changes in currency exchange rates of 1 percentage point. Operating income for the year was $1.17 billion, or 18% of net sales. The prior year’s operating income was $1.02 billion, and adjusted operating income was $1.16 billion, excluding the impact of the litigation charge.

The Company’s debt-to-total capital ratio of 33.0% is in line with its capital and investment framework, and its year-end cash balance was $1.04 billion.

For the year, net cash flows from operating activities were approximately $698 million, a decrease of $578 million compared with approximately $1.28 billion in 2012. The decrease is primarily driven by higher working capital usage, partially offset by higher net income. Cash flows used for investing activities were approximately $242 million, a decrease of $658 million, compared to approximately $900 million in 2012, driven primarily by the prior year acquisition of HIT Entertainment™. Cash flows used for financing and other activities were approximately $752 million, an increase of $343 million, compared with approximately $409 million in 2012, primarily due to higher share repurchases and higher repayments of long-term debt, partially offset by net proceeds received from the issuance of long-term debt.

Capital Deployment

The Company announced today that its Board of Directors declared a first quarter cash dividend of $0.38 per share on the Company’s common stock, which represents an increase of 6% versus last year’s dividend of $0.36 per share. The dividend will be payable on March 7, 2014 to stockholders of record on February 20, 2014. For the fourth quarter 2013, the Company repurchased 2.0 million shares of its common stock at a cost of approximately $83 million, and for the year, the Company repurchased 11.0 million shares of its common stock at a cost of approximately $469 million.

In 2013, Mattel’s dividend will be classified as a non-dividend distribution for U.S. federal income tax purposes. Although Mattel has significant retained earnings, these earnings do not constitute “earnings and profits” as defined in U.S. Federal tax rules. Non-dividend distributions are considered a return of capital and are generally not taxable; however, the recipient must adjust their cost basis to reflect the distribution. For 2013, 100% of the distribution is a non-dividend distribution. Please visit http://investor.shareholder.com/mattel/ for more information.

Mattel Reports Fourth Quarter and Full Year 2013 Financial Results, Page 3

Mattel Girls & Boys Brands

For the fourth quarter, worldwide gross sales for the Mattel Girls & Boys Brands business unit were $1.35 billion, down 4% versus a year ago. Worldwide gross sales for the Barbie brand were down 13% and worldwide gross sales for Other Girls Brands were up 12%, primarily driven by Disney Princess™. Worldwide gross sales for the Wheels business, which includes the Hot Wheels, Matchbox® and Tyco R/C® brands, were down 11% for the quarter. Worldwide gross sales for the Entertainment business, which includes Radica® and Games, were down 6% for the quarter, driven by lower sales of Radica and Games, partially offset by the Disney Planes™ movie property.

For the year, worldwide gross sales for the Mattel Girls & Boys Brands business unit were $4.32 billion, up 3% versus a year ago. Worldwide gross sales for the Barbie brand were down 6% for the year. Worldwide gross sales for Other Girls Brands were up 25% for the year, primarily driven by Monster High®. Worldwide gross sales for the Wheels business, which includes the Hot Wheels, Matchbox and Tyco R/C brands, were down 8% for the year. Worldwide gross sales for the Entertainment business, including Radica and Games, were flat for the year, primarily driven by the Disney Planes movie property, offset by decreases in Radica and Games.

Fisher-Price Brands

For the fourth quarter, worldwide gross sales for the Fisher-Price Brands business unit, which includes the Fisher-Price Core, Fisher-Price Friends, and Power Wheels brands, were $647.4 million, down 13% versus the prior year.

For the year, worldwide gross sales for the Fisher-Price Brands business unit were $2.12 billion, down 6% versus the prior year, driven by a decline in Fisher-Price Core, partially offset by strong performance from Thomas & Friends®, Octonauts™ and new franchises, such as Mike the Knight® and Bubble Guppies™.

American Girl Brands

For the fourth quarter, gross sales for the American Girl Brands business unit were $331.6 million, up 3% versus the prior year, primarily driven by Saige, the 2013 Girl of the Year.

For the year, gross sales for the American Girl Brands business unit were $632.5 million, up 11% versus the prior year.

2012 Litigation Charge

On January 24, 2013, the U.S. Ninth Circuit Court of Appeals issued a decision on the litigation related to Carter Bryant and MGA Entertainment, Inc. The Ninth Circuit agreed with Mattel that the verdict and damages on MGA’s toy fair claims must be reversed, and directed the District Court to dismiss the claims without prejudice. The Ninth Circuit’s decision vacated the District Court’s judgment awarding MGA approximately $172 million, consisting primarily of compensatory and punitive damages, for the claims MGA made arising out of conduct at toy fairs. Consistent with the District Court’s affirmance of the award of fees and costs against Mattel arising out of the separate copyright claims, Mattel took a charge of $137.8 million ($87.1 million net of taxes) with respect to the fourth quarter of 2012 to cover these fees and costs.

Live Webcast

Mattel will webcast its 2013 fourth quarter and full year financial results conference call at 8:30 a.m. Eastern time today. The conference call will be webcast on the “Investors” section of the Company’s corporate website: http://corporate.mattel.com/. To listen to the live call, log on to the website at least 15 minutes early to register, download and install any necessary audio software. An archive of the webcast will be available on the Company’s website for 90 days and may be accessed beginning two hours after the completion of the live call. A telephonic replay of the call will be available beginning at 11:30 a.m. Eastern time the morning of the call until Friday, Feb. 7 at midnight Eastern time and may be accessed by dialing + 1 (404) 537-3406. The passcode is 29340428.

Mattel Reports Fourth Quarter and Full Year 2013 Financial Results, Page 4

Presentation slides relating to the conference call, as well as other financial and statistical information, will be available at the time of the webcast on the “Investors” section of http://corporate.mattel.com/, under the sub-headings “Financial Information” – “Earnings Releases.” Information required by Securities and Exchange Commission Regulation G regarding non-GAAP financial measures is set forth in the Exhibits to this press release.

About Mattel

The Mattel family of companies (Nasdaq: MAT) is the worldwide leader in the design, manufacture and marketing of toys and family products. Mattel’s portfolio of best-selling brands includes Barbie®, the most popular fashion doll ever produced, Hot Wheels®, Monster High®, American Girl®, Thomas & Friends® and Fisher-Price® brands, including Little People® and Power Wheels®, as well as a wide array of entertainment-inspired toy lines. In 2013, Mattel was named one of the “World’s Most Ethical Companies” by Ethisphere Magazine and is also ranked No. 2 on Corporate Responsibility Magazine’s “100 Best Corporate Citizens” list. With worldwide headquarters in El Segundo, Calif., Mattel’s companies employ nearly 30,000 people in 40 countries and territories and sell products in more than 150 nations. At Mattel, we are Creating the Future of Play. Visit us at www.mattel.com, www.facebook.com/mattel or www.twitter.com/mattel.

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Note: This press release contains forward-looking statements on a variety of matters, including without limitation, the Company’s expected quarterly cash dividend payments in 2014. These forward-looking statements are based on currently available operating, financial, economic and other information and are subject to a number of significant risks and uncertainties. A variety of factors, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward looking statements. Some of these factors are described in the Company’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and Mattel’s Quarterly Reports on Form 10-Q for fiscal year 2013, as well as in Mattel’s other public statements. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT I

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL MEASURES

(In millions, except per share and percentage information)

	For the Three Months Ended December 31,							2013 As Reported vs.		2013 As Reported vs.
	2013		2012					2012 As Reported		2012 Adjusted
			As Reported		Impact of Litigation Charge	Adjusted
	$ Amt	% Net Sales	$ Amt	% Net Sales	$ Amt	$ Amt	% Net Sales	Yr/Yr $ Change	Yr/Yr % Change	Yr/Yr $ Change	Yr/Yr % Change
Net Sales	$2,113.2		$2,255.9		$—	$2,255.9		$(142.7)	-6%	$(142.7)	-6%
Cost of sales	962.4	45.5%	1,030.0	45.7%	—	1,030.0	45.7%	(67.6)	-7%	(67.6)	-7%

Gross Profit	1,150.8	54.5%	1,225.9	54.3%	—	1,225.9	54.3%	(75.1)	-6%	(75.1)	-6%
Advertising and promotion expenses	282.9	13.4%	272.8	12.1%	—	272.8	12.1%	10.1	4%	10.1	4%
Other selling and administrative expenses	388.6	18.4%	579.6	25.7%	137.8	441.8	19.6%	(191.0)	-33%	(53.2)	-12%

Operating Income	479.3	22.7%	373.5	16.6%	(137.8)	511.3	22.7%	105.8	28%	(32.0)	-6%
Interest expense	20.3	1.0%	23.5	1.0%	—	23.5	1.0%	(3.2)	-13%	(3.2)	-13%
Interest (income)	(1.5)	-0.1%	(1.7)	-0.1%	—	(1.7)	-0.1%	0.2	-13%	0.2	-13%
Other non-operating (income), net	(1.4)		(5.0)		—	(5.0)		3.6		3.6

Income Before Income Taxes	461.9	21.9%	356.7	15.8%	(137.8)	494.5	21.9%	105.2	30%	(32.6)	-7%
Provision for income taxes	92.7		50.2		(50.7)	100.9		42.5	85%	(8.2)	-8%

Net Income	$369.2	17.5%	$306.5	13.6%	$(87.1)	$393.6	17.4%	$62.7	20%	$(24.4)	-6%

Net Income Per Common Share - Basic	$1.08		$0.88		$(0.25)	$1.13

Weighted average number of common shares	339.4		343.6		—	343.6

Net Income Per Common Share - Diluted	$1.07		$0.87		$(0.25)	$1.12

Weighted average number of common and potential common shares	343.2		348.4		—	348.4

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT II

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL MEASURES

(In millions, except per share and percentage information)

	For the Year Ended December 31,							2013 As Reported vs.		2013 As Reported vs.
	2013		2012					2012 As Reported		2012 Adjusted
			As Reported		Impact of Litigation Charge	Adjusted
	$ Amt	% Net Sales	$ Amt	% Net Sales	$ Amt	$ Amt	% Net Sales	Yr/Yr $ Change	Yr/Yr % Change	Yr/Yr $ Change	Yr/Yr % Change
Net Sales	$6,484.9		$6,420.9		$—	$6,420.9		$64.0	1%	$64.0	1%
Cost of sales	3,006.0	46.4%	3,011.7	46.9%	—	3,011.7	46.9%	(5.7)	0%	(5.7)	0%

Gross Profit	3,478.9	53.6%	3,409.2	53.1%	—	3,409.2	53.1%	69.7	2%	69.7	2%
Advertising and promotion expenses	750.2	11.6%	717.8	11.2%	—	717.8	11.2%	32.4	5%	32.4	5%
Other selling and administrative expenses	1,560.6	24.1%	1,670.4	26.0%	137.8	1,532.6	23.9%	(109.8)	-7%	28.0	2%

Operating Income	1,168.1	18.0%	1,021.0	15.9%	(137.8)	1,158.8	18.0%	147.1	14%	9.3	1%
Interest expense	78.5	1.2%	88.8	1.4%	—	88.8	1.4%	(10.3)	-12%	(10.3)	-12%
Interest (income)	(5.6)	-0.1%	(6.8)	-0.1%	—	(6.8)	-0.1%	1.2	-19%	1.2	-19%
Other non-operating (income), net	(3.9)		(6.0)		—	(6.0)		2.1		2.1

Income Before Income Taxes	1,099.1	16.9%	945.0	14.7%	(137.8)	1,082.8	16.9%	154.1	16%	16.3	2%
Provision for income taxes	195.2		168.5		(50.7)	219.2		26.7	16%	(24.0)	-11%

Net Income	$903.9	13.9%	$776.5	12.1%	$(87.1)	$863.6	13.4%	$127.4	16%	$40.3	5%

Net Income Per Common Share - Basic	$2.61		$2.25		$(0.25)	$2.50

Weighted average number of common shares	343.4		341.7		—	341.7

Net Income Per Common Share - Diluted	$2.58		$2.22		$(0.25)	$2.47

Weighted average number of common and potential common shares	347.5		346.2		—	346.2

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

WORLDWIDE GROSS SALES INFORMATION (Unaudited)

	Three Months Ended December 31,				Year Ended December 31,
(In millions, except percentage information)	2013		2012		2013		2012
Worldwide Gross Sales:
Mattel Girls & Boys Brands	$1,350.6		$1,411.5		$4,315.9		$4,186.6
% Change		-4%		5%		3%		2%
Pos./(Neg.) Impact of Currency (in % pts)		0		-1		-1		-3
Fisher-Price Brands	647.4		744.5		2,120.7		2,252.3
% Change		-13%		6%		-6%		4%
Pos./(Neg.) Impact of Currency (in % pts)		0		-1		-1		-2
American Girl Brands	331.6		320.8		632.5		567.5
% Change		3%		13%		11%		11%
Other	19.3		18.2		48.7		46.2

Gross Sales	$2,348.9		$2,495.0		$7,117.8		$7,052.6

% Change		-6%		6%		1%		3%
Pos./(Neg.) Impact of Currency (in % pts)		-1		-1		0		-3
Reconciliation of Non-GAAP to GAAP Financial Measure:
Gross Sales	$2,348.9		$2,495.0		$7,117.8		$7,052.6
Sales Adjustments	(235.7)		(239.1)		(632.9)		(631.7)

Net Sales	$2,113.2		$2,255.9		$6,484.9		$6,420.9

% Change		-6%		5%		1%		2%
Pos./(Neg.) Impact of Currency (in % pts)		0		-1		-1		-2

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT IV

CONDENSED CONSOLIDATED BALANCE SHEETS

	At December 31,
	2013	2012
(In millions)	(Unaudited)

Assets
Cash and equivalents	$1,039.2	$1,335.7
Accounts receivable, net	1,260.1	1,226.8
Inventories	568.8	465.1
Prepaid expenses and other current assets	509.9	529.2

Total current assets	3,378.0	3,556.8
Property, plant, and equipment, net	659.3	593.2
Other noncurrent assets	2,402.3	2,376.8

Total Assets	$6,439.6	$6,526.8

Liabilities and Stockholders’ Equity
Short-term borrowings	$4.3	$9.8
Current portion of long-term debt	—	400.0
Accounts payable and accrued liabilities	1,015.4	1,273.2
Income taxes payable	27.7	33.0

Total current liabilities	1,047.4	1,716.0
Long-term debt	1,600.0	1,100.0
Other noncurrent liabilities	540.6	643.8
Stockholders’ equity	3,251.6	3,067.0

Total Liabilities and Stockholders’ Equity	$6,439.6	$6,526.8

SUPPLEMENTAL BALANCE SHEET AND CASH FLOW DATA (Unaudited)

	At December 31,
(In millions, except days and percentage information)	2013	2012
Key Balance Sheet Data:
Accounts receivable, net days of sales outstanding (DSO)	54	49
Total debt outstanding	$1,604.3	$1,509.8
Total debt-to-total capital ratio	33.0%	33.0%

	Year Ended December 31,
(In millions)	2013 (a)	2012
Condensed Cash Flow Data:
Cash flows from operating activities	$698	$1,276
Cash flows (used for) investing activities	(242)	(900)
Cash flows (used for) financing activities and other	(752)	(409)

Decrease in cash and equivalents	$(296)	$(33)

(a)	Amounts shown are preliminary estimates. Actual amounts will be reported in Mattel's Annual Report on Form 10-K for the year ended December 31, 2013.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT V

COMPUTATION OF INCOME PER COMMON AND POTENTIAL COMMON SHARE (Unaudited)

RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL MEASURES

	For the Three Months Ended			For the Year Ended
	December 31, 2012			December 31, 2012
	As Reported	Impact of Litigation Charge	Adjusted	As Reported	Impact of Litigation Charge	Adjusted
	(In millions, except per share amounts)			(In millions, except per share amounts)
BASIC
Net income	$306.5	$(87.1)	$393.6	$776.5	$(87.1)	$863.6
Less net income allocable to participating RSUs	(3.2)	0.9	(4.1)	(7.8)	0.9	(8.7)

Net income available for basic common shares	$303.3	$(86.2)	$389.5	$768.7	$(86.2)	$854.9

Weighted average common shares outstanding	343.6	—	343.6	341.7	—	341.7

Basic Net Income Per Common Share	$0.88	$(0.25)	$1.13	$2.25	$(0.25)	$2.50

DILUTED
Net income	$306.5	$(87.1)	$393.6	$776.5	$(87.1)	$863.6
Less net income allocable to participating RSUs	(3.2)	0.9	(4.0)	(7.7)	0.9	(8.6)

Net income available for diluted common shares	$303.3	$(86.2)	$389.6	$768.8	$(86.2)	$855.0

Weighted average common shares outstanding	343.6	—	343.6	341.7	—	341.7
Weighted average common equivalent shares arising from:
Dilutive stock options and non-participating RSUs	4.8	—	4.8	4.5	—	4.5

Weighted average number of common and potential common shares	348.4	—	348.4	346.2	—	346.2

Diluted Net Income Per Common Share	$0.87	$(0.25)	$1.12	$2.22	$(0.25)	$2.47